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                                                                   EXHIBIT 10.24

                                    AGREEMENT

This Agreement is entered into as of October 15, 2003 by and among Shanghai On-target Advertising Co., Ltd. (with a registered capital RMB500,000), a company incorporated and existing under the laws of China ("ON-TARGET"), Jimmy Wei Yu (a shareholder of On-target, with 70% shares), Shanghai Focus Media Advertisement Co., Ltd. (a shareholder of On-target, with 30% shares), Union Enterprise Holding Limited, a company incorporated and existing under the laws of Hong Kong ("UNION") and Lin Shenlong.

On the principle of mutual benefits and interests, the Parties hereby agree as follows:

1. Union will be granted a warrant of 40% of On-target shares (such 40% shares to be transferred from Jimmy Wei Yu). The consideration for the acquisition of the shares shall be the surface value of the shares (RMB200,000).

2.    Transfer of the Shares

2.1  (1)   Unless pursuant to the detailed rules of the Articles of Association
           [of On-target] and the provisions hereof, Union may not sell, transfer, mortgage, pledge, grant futures or other interests thereof, or otherwise dispose of its legal or substantive ownership to the On-target shares under its name.

     (2) In this Article 2, the term "transfer" shall include, but not be limited to, sales or otherwise disposal of the On-target shares and interests thereof, and execution of any agreement with others in respect of the exercise of the voting rights of On-target shares (other than this Agreement and any supplementary agreements hereto).

2.2 The transfer of the On-target shares shall be subject to the following provisions:

      (1) In case that any shareholder of On-target (the "OFFERER") wishes to sell, transfer or otherwise dispose of all or part of its On-target shares, except otherwise stipulated in Article 2.2(2), the Offerer shall first seek the agreement thereto of all other shareholders of On-target (the "REMAINING Shareholders"), giving in details the number of shares to be transferred (the "TRANSFERRED SHARES"), the name of the proposed transferee and the offered price per share (the "OFFERED PRICE").

      (2) In case that the Offerer fails to obtain the agreement to the transfer as required under Article 2.2(1), but it obtains the agreement to the transfer from some of the Remaining Shareholders (who shall own at least 51% of On-target's issued and outstanding shares), then those disagreeing shareholders (the "DISAGREEING SHAREHOLDERS") of the Remaining

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            Shareholders shall purchase the Transferred Shares from the Offerer at the Offered Price.

3. Union acknowledges that Lin Shenlong is, as a shareholder of On-target, its only legal and beneficiary owner of shares in On-target.

4. Lin Shenlong and Union undertake respectively to On-target to observe the non-competition provisions as follows:

4.1 they will not (and they also procure that their respective contacts will not) engage in, or be employed for, any business that competes directly or indirectly with that which On-target (including its controlling group or affiliates) is currently engaging in, by itself or for other individuals, companies or organizations (or any company in which they assume position as director, employee, shareholder, agent or consultant);

4.2 they will not (and they also procure that their respective contacts will not) invest in whatever form and whether directly, indirectly or through other entities, in any business that is related to the business of On-target (including its controlling group or affiliates), other than investment in On-target;

4.3 they will not (and they also procure that their respective contacts will not) solicit, request or seduce any person or company (i.e. On-target's client at any time, or persons or companies having business contacts with On-target for long) to leave their current work positions by breaking employment contract, either for its own benefit or the benefit of other persons, companies or organizations that compete directly or indirectly with On-target (including its controlling group or affiliates);

4.4 they will not (and they also procure that their respective contacts will not) seduce or try to seduce any employees, directors or administrative personnel of On-target (including its controlling group or affiliates) to leave their current work positions, either for its own benefit or the benefit of other persons, companies or organizations; and

4.5 in relation to any trade, business or company, they will not (and they also procure that their respective contacts will not) use any name that might or could be confused with that of On-target (including its controlling group or affiliates) or its products; they will also endeavor reasonably to procure such names not to be used by any person or company.

Agreement

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5.    Confidentiality

      Shareholders of On-target shall keep in confidence all commercial secrets, technical and financial information or other information of a confidential nature and owned by On-target and/or its controlling group, which they become aware of as the result of execution of this Agreement. On-target shall procure that its employees, consultants and agents will observe the above undertakings, and shall only be able to disclose such confidential information at the following circumstances:

      (1)   as required by governing laws;

      (2) as required by contractual responsibilities (but with consents of the other Parties hereof);

      (3)   as required by governmental authorities or supervisory institutions;

      (4) disclosure to the professional consultants, auditors or banks of On-target or Parties hereof;

      (5) if the relevant information is already known to the public (not through default of any shareholders);

      (6) if such information is obtained from any third parties (which are not in violation of any disclosure provisions);

      (7)   with the prior written consent of the other Parties.

      Unless prohibited by relevant laws or governmental authorities or supervisory institutions, any disclosure pursuant to (1) or (3) above shall be subject to prior consultation with, and notice to, the other Parties.

6. As of the date hereof, Lin Shenlong shall be appointed as the managing director of On-target, who will also execute thereby the employment contract and confidentiality agreement. Each of the shareholders of On-target agrees that 20% of the net profits of On-target shall be used as bonus for the management of On-target, which will be distributed in a coordinated way by the managing director.

7.    Default

      If any shareholder of On-target (the "DEFAULT PARTY") violates materially or successively this Agreement, and it fails to make remedy, if it is remediable, to such default within fifteen (15) days of receipt of the notice for it to make remedy,

Agreement

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      then any of the remaining non-default shareholders (including the shareholder issuing the remedy notice) may issue to the Default Party a default notice, upon receipt of which the Default Party shall be deemed as to have sent to On-target the transfer notice set out in Article 2.2, with the transfer price to be determined by the auditor of On-target (unless for conspicuous errors, the determination of such auditor shall be final and binding on the transferor and all other shareholders of On-target) and the costs for the auditor shall be borne by the transferor.

8.    This Agreement shall not be amended or cancelled.

9. This Agreement shall be construed in accordance with the laws of China, and in case of any disputes, such disputes shall be submitted to the arbitration center for arbitration according to the currently effective arbitration rules.

10. This Agreement shall be effective and binding on On-target and its successors designated by On-target's shareholders. Union shall not assign or transfer any of its rights or obligation hereunder to others.

IN WITNESS HEREOF, this Agreement is executed as of the date first hereinabove mentioned.

SHANGHAI ON-TARGET ADVERTISING CO., LTD. (Corporate Seal)

Signed by: /s/ Jason Nanchun Jiang
           -----------------------------------------
Name: Jason Nanchun Jiang

JIMMY WEI YU

Signed by: /s/ Jimmy Wei Yu
           -----------------------------------------
Name: Jimmy Wei Yu

LIN SHENLONG

Signed by: /s/ Lin Shenling
           -----------------------------------------
Name: Lin Shenlong

SHANGHAI FOCUS MEDIA ADVERTISEMENT CO., LTD. (Corporate Seal)

Signed by: /s/ Jason Nanchun Jiang
           -----------------------------------------
Name: Jason Nanchun Jiang

Agreement

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UNION ENTERPRISE HOLDING LIMITED

Signed by: /s/ Jimmy Wei Yu
           -----------------------------------------
Name: Jimmy Wei Yu

Agreement

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